Exhibit 99.1

Solectron and Nortel Networks Reach Agreement
On Extended Supplier Relationship

For Immediate Release: Sept. 30, 2003

MILPITAS, Calif. — Solectron Corporation (NYSE: SLR), a leading provider of electronics manufacturing and supply chain management services, today announced an agreement intended to extend Solectron’s role as an electronics manufacturing services provider to Nortel Networks.*

The new supply agreement, which replaces a four-year supply agreement the companies signed in 2000, defines new terms and conditions under which Solectron will offer Nortel Networks a full suite of supply chain services, including design, new product introduction, materials management, manufacturing, product integration and testing, and repair. Additional product-specific contracts will further specify terms as existing business is transitioned to the new contract and as new business is awarded. Nortel Networks is one of Solectron’s largest customers.

“We view this new agreement as a step forward in solidifying the strong business relationship that Nortel Networks and Solectron have built over the years,” said David Everett, executive vice president, Worldwide Sales and Account Management for Solectron. “We appreciate the opportunity to extend our relationship with Nortel Networks. Our new agreement reflects the realities of today’s marketplace and incorporates the full range of value, services and benefits that Solectron can deliver.”

“Nortel Networks values its relationship with Solectron, and we look forward to continued mutual success under this new agreement,” said John Haydon, vice president, Global Supply Management for Nortel Networks.

Reflecting the changed industry conditions from when the 2000 contract was signed, the new agreement targets $7.5 billion in revenue from 2000 through 2009, rather than the approximately $10.4 billion in revenue originally anticipated under the 2000 contract. The new agreement positions Solectron to compete for Nortel Networks business over a broad range of product offerings, with actual annual volumes subject to the economic environment and competitive terms and conditions.

About Solectron

Solectron (www.solectron.com) provides a full range of global manufacturing and supply chain management services to the world’s premier high-tech electronics companies. Solectron’s offerings include new product design and introduction services, materials management, high-tech product manufacturing, and product warranty and end-of-life support. The company is based in Milpitas, Calif.

Safe Harbor

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the anticipated strategic supplier relationship between Solectron and Nortel Networks under the agreement, and Solectron’s continued ability to favorably compete for and win business from Nortel Networks, in each case based on current expectations that involve a number of risks and uncertainties. In particular, while the companies have announced their agreement and intention to work together under the terms of the new contract, there is no assurance that Solectron will receive any particular level of revenues from Nortel Networks, that demand for Nortel Networks products will reach the levels contemplated by the parties, that Solectron will be successful in its efforts to win additional business from Nortel Networks, or that Solectron will be able to profitably supply products and services to Nortel Networks under the terms of the new agreement.

The risks and uncertainties also include component availability; changes in technology; competition; risk of price fluctuation; changes in economic conditions of the various markets the companies serve; variations in demand forecasts and orders that may give rise to operational challenges such as excess plant, equipment, and materials; risks associated with international sales and operations; reliance on major customers; end-user demand; market risk; segment risk; and intellectual property rights enforcement. Other potential risks that could cause actual events to differ materially are included in filings with the Securities and Exchange Commission, including Forms 8-K, 10-K, 10-Q, S-3 and S-4 for Solectron Corporation. Solectron disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

*Nortel Networks is a trademark of Nortel Networks.

Contact:

Solectron Corporation
Analyst Contacts:
Perry Hayes, 408-956-7543 (U.S.)
perryhayes@ca.slr.com
Tonya Chin, 408-956-6537 (U.S.)
tonyachin@ca.slr.com
Media Contact:
Kevin Whalen, 408-956-6854 (U.S.)
kevinwhalen@ca.slr.com